Exhibit 99.1

IDG ACQUISITION OCTOBER 16, 2015 www. vringo .com

This presentation includes forward - looking statements, which may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology . Forward - looking statements are statements that are not historical facts . Such forward - looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward - looking statements contained herein . Factors that could cause actual results to differ materially include, but are not limited to : our inability to license and monetize our patents, including the outcome of the litigation against ZTE and other companies ; our inability to recognize the anticipated benefits of the acquisition of IDG, which may be affected by, among other things, competition, our ability to secure advantageous licensing and sales agreements, market acceptance of IDG’s technology, potential technology obsolescence, protection of intellectual property rights and potential liability risks that are inherent in the marketing and sale of products used by consumers ; our inability to monetize and recoup our investment with respect to patent assets that we acquire ; our inability to develop and introduce new products and/or develop new intellectual property ; our inability to protect our intellectual property rights ; new legislation, regulations or court rulings related to enforcing patents, that could harm our business and operating results ; unexpected trends in the mobile phone and telecom infrastructure industries ; our inability to raise additional capital to fund our combined operations and business plan ; our inability to maintain the listing of our securities on a major securities exchange ; the potential lack of market acceptance of our products ; potential competition from other providers and products ; our inability to retain key members of our management team ; the future success of Infomedia and our ability to receive value from its stock ; our ability to continue as a going concern ; our liquidity and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10 - K filed with the SEC on March 16 , 2015 . Vringo expressly disclaims any obligation to publicly update any forward - looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law . Trademark Usage VRINGO, the VRINGO logo, and other VRINGO trademarks, service marks, and designs are registered or unregistered trademarks of Vringo, Inc . and its subsidiaries in the United States and in foreign countries . This presentation contains trade names, trademarks and service marks of other companies . All such trade names, trademarks and service marks of other companies are property of their respective owners . Vringo does not intend its use or display of other parties’ trade names, trademarks and service marks to imply a relationship with, or endorsement or sponsorship of or by, such other parties . Safe Harbor Statement 1

Acquisition Overview 2 International Development Group Ltd. (IDG) is a holding company that owns majority interests in fliCharge and Group Mobile. IDG’s subsidiaries generated over $7 million in combined revenue in 2014. Patented wire - free charging technology. The company is focused on innovation, sales, manufacturing and licensing core technology to large corporations in various verticals including: ► OEM Automotive ► Aftermarket Automotive/Transportation ► Education/Office/Hospitality ► Healthcare ► Direct to Consumer ► Full service built - to - order supplier of rugged computers, mobile devices and accessories ► High touch sales experience with full service technical and customer support About IDG ► Vringo acquired a100 % ownership of IDG in exchange for shares of Vringo preferred stock ► The shares of Vringo preferred stock are convertible into shares of common stock representing 11.4% of the combined company on a fully diluted basis ► No registration requirements are associated with common or preferred Shares ► Shares are eligible for sale via rule 144 exemption, six months after closing ► No additional payments are due to shareholders of IDG from Vringo Key Terms

Overview 4 fliCharge owns a patented, conductive wire - free charging technology ► Founded in 2014, fliCharge’s universal wire - free charging surface charges one or more smart phones, tablets, smart watches, vaporizers, power tool batteries and other devices simultaneously on the same pad ► Over $20 million previously invested in development of technology at Pure Energy, a company primarily focused on green rechargeable alkaline batteries ► Compatible with virtually any DC powered or battery operated device ► Established partnerships with large companies and began commercializing efforts in late 2014 Easy to Use The ability to place a device anywhere on the pad Efficient Conductive wire - free technology provides industry leading pad to device charge efficiency of 100% reducing charge times while saving energy and money Low Cost No coils used; just conductive metals, plastics and rubber with small power management board the size of a dime - only one needed for any size charging surface

Innovate I License I Protect

VRINGO

fliCharge Wire-Free Power

Inductive vs. Conductive Technology

	Inductive (competition)	Conductive (fliCharge)
Technological Overview	▸ A transmitter wire-coil in the charging surface radiates a magnetic field which is captured by a receiver coil embedded in a device. ▸ The magnetic field is converted into electrical energy with pad-to-device efficiencies of ~70% ▸ The maximum power transferred is about 5 Watts to one device	▸ Contacts or pins on the back of a device make an electrical connection with a metallic charging surface ▸ This energy is used to charge batteries with pad-to-device efficiencies as high as 100% ▸ Ideal product applications range from Bluetooth headsets (<1Watts) to laptops (>100Watts)
Illustration		
Low Cost to Embed Technology	NO	YES
Small Package Footprint	NO	YES
Efficient Power Transfer	NO	YES
Zero Intentional Electromagnetic Interference (EMI)	NO	YES
High Power Capabilities	NO	YES
Multiple Units Charging at Maximum Rate (High and Low Power Devices) on a Single Pad	NO	YES
Free Positioning at Full Charge Rates	NO	YES

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Products 6 Universal Adapters Smartphone Cases & Skins Charging Pads Wireless USB PowerDisc Universal Adapter 15 Watt Charging Pad 20 & 40 Watt Charging Pads iPhone 5, 6, 6+ Cases Samsung Galaxy Cases 90 & 150 Watt Charging Pads

Products 7 Laptop PowerDisc Features ► The only wire - free device for charging laptops ► Selectable voltage (15 - 24 Volts), 5 AMP feature provides charging of virtually any laptop ► Can be used to power other high power devices ► Ideal for use with fliCharge’s 150 watt charging pad

Partnered with a tier one auto supplier ► Charging pads are currently offered in various Ford, Chrysler and Toyota models ► Direct from factory as standard equipment or optional upgrade Partnered with MITO, an after market supplier of auto, commercial, marine and RV equipment and upgrades ► Footprint established in 9,000 dealerships across North America ► "We have been searching for a true wire - free charging platform that can provide cost effective, powerful and highly efficient ch arging across multiple devices for today's connected and mobile consumers," said Marvin Metzler, CEO of MITO ► Official launch at SEMA show in early November 2015 Additional automotive opportunities being perused Licensing & Sales Opportunities – Automotive 8

► Bretford is developing wire - free charging solutions for office, healthcare and educational commercial furniture ► Products include tables, desks, carts, trays, lockers and charge stations with embedded wireless charging pads ► Current focus is on developing conductive flooring as well as charging multiple tablets, chromebooks, laptops and smartphones ► Products will be used across a diverse demographic and in several types of venues including public schools, high schools, higher education, government institutions and businesses Licensing & Sales Opportunities – Office and Educational 9 Partnered with Bretford, a company that designs and manufactures smart furniture solutions that support evolving technology

Licensing & Sales Opportunities – Office and Educational 10 ► Brings power to tables and desks for charging a variety of devices - 1000 watt power supply can charge 60 iPads at a time ► The first public demonstrations (alpha system installations) of this technology will take place in 2015 followed by beta system installations in the first quarter of 2016 ► The final product is planned to launch at NEOCON in June of 2016, less than one year from now Bretford is bringing to market revolutionary wire - free conductive flooring that provides safe DC power in school, health care and office environments

► Products include conductive furniture coupling system that provides power from one piece of furniture to another ► In surface and grommet style power solutions using fliCharge technology Licensing & Sales Opportunities – Furniture 11 Several products are being developed and launched by additional furniture companies, including Worden

Licensing & Sales Opportunities – Vaporizers 12 ► Approximately 45,000 Vaporizers/MODS are sold each day in the United States ► 8,500 Vaporizer/MOD dedicated stores have opened in the United States since 2008 ► Keeping Vaporizers/MODs charged has become one of the biggest challenges and most important areas of focus for Vaporizer/MOD manufacturers ► Vast majority of MODs require 60+ Watts, which is not attainable using competitors’ inductive charging technologies According to an April 2015 report from Wells Fargo Securities, 2015 retail sales of vapor products in the US are expected to be $3.5 billion, including $2.5 billion in vaporizer/MOD sales.

► Ability to charge several power tool batteries on a single charging surface ► “Free positioning" enables devices to be placed on Pad in dense quantities ► fliCharge architecture avoids concern over radiation, especially with densely packed charging of devices ► Each battery/device charges at full capacity at the same time on the same pad – regardless of voltage or wattage requirements ► One charging pad for all devices regardless of the battery technology ► Charging surfaces can be integrated into drawers, tool boxes or cabinets for simplified storage and security - even in an enclosed environment, the fliCharge architecture does not generate excessive heat which could lead to safety issues ► Solution is ideal for field service technicians, enterprise, government, commercial fleets, contractors and even home garages and yard tool applications Licensing & Sales Opportunities – Power Tools 13 In discussions with power tool companies regarding wire - free charging for power tools, garden tools and household products.

Licensing & Sales Opportunities – Power Tools 14 One Charging Pad to Charge Them All VS.

Patent Portfolio 15 Country Status Patent No. Date Issued Battery Cover With Contact - Type Power Receiver For Electrically Powered Device US Issued 7,982,436 7/19/2011 Reliable Contact And Safe System And Method For Providing Power To An Electronic Device US Issued 7,932,638 4/26/2011 Systems And Methods For Providing Electric Power To Mobile And Arbitrarily Positioned Devices US Issued 7,172,196 2/6/2007 Device Cover With Embedded Power Receiver US Issued 7,986,059 7/26/2011 Protection Of Exposed Contacts Connected To A Bridge Rectifier Against Electrostatic Discharge US Issued 8,081,408 12/20/2011 * Additional patents pending.

Group Mobile 17 fliCharge Overview Strategy About Group Mobile ► Content - rich website that is fast and easy to navigate ► Singular focus on rugged and mobile computing products ► Drop - ship model reduces inventory risk ► Warranty support provided by supplier ► Experienced sales team that has strong relationships with manufacturer representatives ► Founded in 2002 to provide a high touch sales experience with full service technical and customer support in the $5+ billion rugged mobile computing market ► One - stop shop for rugged mobile computers as well as relevant accessories ► Full service e - commerce website with live chat, up - to - date product information and easy checkout ► Brand agnostic approach differentiates Group Mobile from competition

Innovate | License | Protect

VRINGO

Group Mobile

Group Mobile
Your Source For Rugged Mobile Computers

Authorized Reseller of:

Panasonic Toughbook	Getac Inc.	GammaTech
Unitech	DT Research	Motion Computing
Xplore Technologies	Trimble	Unitech








Key Customers include:

Juniper System	Kootenai Country Sheriff
City of Chandler Fire Admin	Hall Ambulance
Wheeled Coach Industries	LPC Crude Oil, Inc.
Hennepin Co. Medical Center	SCADA Source
Honeywell	Devico AS
The Reynolds Company	AutoCrib, Inc.

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Post - Acquisition Growth Strategy 19 ► Enhance and update website ► Improve SEO ► Enhance and increase targeted online advertising ► Enhance and update database and customer analytics ► Utilize and leverage social media ► Create relevant blog to drive customers ► Opportunistically utilize Vringo’s balance sheet bulk orders and manufacturer specials ► Expand sales force ► Expand partnerships and licensing opportunities in following verticals: − Auto Manufacturer − Furniture − Power Tools − Vaporizer ► Continue to grow patent portfolio ► Increase supported mobile devices and manufacturers